EXHIBIT 99.5

HEALTHWAREHOUSE.COM, INC.
PRO FORMA COMBINED
FINANCIAL STATEMENTS
(UNAUDITED)

INTRODUCTORY NOTE

On May 14, 2009, HealthWarehouse.com, Inc. (“HealthWarehouse”) completed a share exchange transaction (the “Exchange”) with Clacendix, Inc. (“Clacendix”), a public shell corporation. As a result of the Exchange, the former owners of HealthWarehouse became the controlling stockholders of Clacendix.

The following sets forth the combined statements of operations of HealthWarehouse on a pro forma basis for the three months ended March 31, 2009. The pro forma statements of operations data give effect to the transactions as if they had occurred at the beginning of the period. The pro forma balance sheet gives effect to the transactions as if they had occurred March 31, 2009. The pro forma financial statements are provided for informational purposes only, are unaudited, and not necessarily indicative of future results or what the operating results or financial condition of the Company would have been had the Exchange been consummated on the dates assumed. The following pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes thereto, of HealthWarehouse included elsewhere in this filing and the historical condensed financial statements and the accompanying notes there to of Clacendix for the three months ended March 31, 2009, filed with the Securities Exchange Commission on May 12, 2009.

HealthWarehouse.com, Inc.
Pro Forma Combined Balance Sheet
As of March 31, 2009
(Unaudited)

			Pro forma adjustments		Pro forma adjustments
	Clacendix	HealthWarehouse	Clacendix		HealthWarehouse		Combined

Current Assets	(b)	(a)

Cash and cash equivalents	$1,247,173	$423,776			$(21,000)	k	$2,849,949
					1,200,000	d
Accounts receivable	-	23,596					23,596
Inventory	-	111,987					111,987
Other receivables	1,033	-					1,033
Prepaid expenses and other current assets	534	-			-		534
	1,248,740	559,359	-		1,179,000		2,987,099

Property and equipment, net	-	376,383					376,383
Deferred transaction costs		265,000					265,000
Other assets	-	48,441					48,441

TOTAL ASSETS	$1,248,740	$1,249,183	$-		$1,179,000		$3,676,923

Current Liabilities
Accounts payable - trade	$146,120	$326,089					$472,209
Accounts payable - related		745,567					745,567

Accrued expenses	140,034				$299,013	h	439,047

Convertible promissory notes					1,200,000	d	1,025,000
					(200,000)	d
					25,000	d
Accrued payroll and related liabilities	17,262						17,262
Accrued interest - related party	15,814						15,814
	319,230	1,071,656	-		1,324,013		2,714,899

Stockholders’ Equity
Preferred stock	156	-					156
Common stock	33,057	1,032,528			154,876	i	1,220,461

Additional paid in capital	45,873,892	-	(44,721,320)	e	(299,013)	h	454,475
			(256,275)	f	200,000	d
					(154,876)	i

Accumulated deficit	(44,721,320)	(855,002)	44,721,320	e			(855,002)

Deficit accumulated during the development stage	(256,275)		256,275	f			-

Total Stockholders' Equity	929,510	177,526			(98,695)		1,008,341

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,248,740	$1,249,183	$-		$1,225,318		$3,723,241

HealthWarehouse.com, Inc.
Notes to Pro Forma Combined Balance Sheet
(Unaudited)

NOTE 1 – Share Exchange Transaction

HealthWarehouse.com, Inc. (“HealthWarehouse”) entered into a securities exchange agreement with Clacendix, Inc. (“Clacendix”), a public shell corporation, whereby 100% of the outstanding shares of class A and class B common stock of HealthWarehouse were exchanged for 155,194,563 shares of Clacendix common stock. As a result of the share exchange transaction (the “Exchange”), the former owners of HealthWarehouse became the controlling stockholders of Clacendix. Accordingly, the share exchange transaction of HealthWarehouse and Clacendix has been accounted for as a reverse recapitalization of Healthwarehouse.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the condensed balance sheet give effect to the recapitalization of HealthWarehouse as if the Exchange had occurred at the beginning of the   period.

Balance Sheet – March 31, 2009:

a.	Derived from the unaudited balance sheet of HealthWarehouse as of March 31, 2009.

b.	Derived from the unaudited balance sheet of Clacendix as of March 31, 2009.

c.	Note left blank intentionally.

d.	HealthWarehouse sale of $1,200,000 in convertible promissory notes closed on May 12, 2009.

e.	Elimination of Clacendix accumulated deficit.

f.	Elimination of Clacendix accumulated deficit during development stage.

h.	Estimated cost to complete Exchange to HealthWarehouse.

i.	Exchange of HealthWarehouse shares for, and issuance of 155,194,563 of Clacendix shares.

j.
The 188,250,744 shares of Clacendix common stock issued and outstanding consist of 155,194,563 shares issued in the Exchange to the former stockholders of HealthWarehouse and 33,056,161 shares outstanding held by the pre-Exchange stockholders of Clacendix.

k.	Record expense of Chief Financial Officer as if hired on January 1, 2009.

HealthWarehouse.com, Inc.
Pro Forma Combined Statement of Operations
For the three months  ended March 31, 2009
(Unaudited)

			Pro forma adjustments		Pro forma adjustments
	Clacendix	HealthWarehouse	Clacendix		HealthWarehouse			Combined
Revenues	$-	$756,171	$		$				$756,171
Cost of Sales	-	573,689							573,689
Gross Profit	-	182,482							182,482
			(259,309)	c
Selling,General, and Administrative Expenses	259,309	359,899	180,800	h		21,000	d		561,699

Operating Loss	(259,309)	(177,417)	259,309	c					(379,217)

Interest Income	3,033	375	(3,033)	c					375
Amortization of debt discount	-	-	-			25,000	f		25,000

Net loss	$ (256,276)	$(177,042)	$75,476		$	(46,000)		$	(403,842)
	(b)	(a)

Net loss per common share - Basic and Diluted	$(0.00)	$(0.40)							$(0.00)

Weighted average number of common						155,194,563	e,g
shares outstanding- Basic and Diluted	33,056,161	1,098,352				(1,098,352)	e,g		188,250,724

HealthWarehouse.com, Inc.
Notes to Pro Forma Combined Statement of Operations
(Unaudited)

Statement of Operations - March 31, 2009:

a.	Derived from the unaudited Statement of Operations of HealthWarehouse for the three months ended March 31, 2009.

b.	Derived from the unaudited Statement of Operations of Clacendix for the three months ended March 31, 2009.

c.	Elimination of Clacendix unaudited Statement of Operations for the three months ended March 31, 2009.

d.	Record expense of Chief Financial Officer as if hired January 1, 2009.

e.	Exchange of HealthWarehouse shares for, and issuance of, 155,194,563 of Clacendix shares.

f.	To account for the amortization of deferred debt discount for the three months ended March 31, 2009.

g.	Does not give effect to the contingent issuance of common shares under certain rights and obligations of HW.

h.	Estimated cost to complete exchange to Clacendix.